UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 19, 2005

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure". Consequently, it is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On July 19, 2005 SunTrust Banks, Inc. (the "Registrant") announced financial results for the second quarter ended June 30, 2005, reporting net income for the second quarter of $465.7 million and net income per diluted share for the second quarter of $1.28. A copy of the News Release announcing the Registrant's results for the second quarter ended June 30, 2005, is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

On July 19, 2005, at 8:00 a.m. Eastern time, the Registrant will hold an investor call and webcast to discuss financial results for the second quarter ended June 30, 2005. All information in the News Release speaks as of the date thereof and the Registrant does not assume any obligation to correct or update said information in the future.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

99.1	News Release dated July 19, 2005 (Furnished with the Commission as a part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: July 19, 2005	By:	/s/ Thomas E. Panther Thomas E. Panther Senior Vice President and Controller